EX-99.12(a)-Consent of Charles H. Stamm, Esquire


[CREF LOGO]                                        Charles H. Stamm
College Retirement Equities Fund                   Executive Vice President
730 Third Avenue                                   and General Counsel
New York, NY 10017-3206                            (212) 916-4700
(212) 490-9000





                                                              April 26, 2001




College Retirement Equities Fund
730 Third Avenue
New York, New York 10017

Gentlemen:

                  I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 33 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax- deferred variable annuity certificates offered and funded by CREF.

                                                     Sincerely,



                                                     /s/ Charles H. Stamm
                                                     ---------------------------
                                                     Executive Vice President
                                                     and General Counsel